UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________________

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 12, 2012

ALON REFINING KROTZ SPRINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	333-163942 (Commission File Number)	74-2849682 (IRS Employer Identification No.)

7616 LBJ Freeway, Suite 300
Dallas, Texas 75251
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (972) 367-3600

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 12, 2012, Alon Refining Krotz Springs, Inc. (the “Company”) announced that Greg Byers would be replacing William Wuensche as Vice President of Refining - Krotz Springs effective February 1. 2012. Mr. Wuensche tendered his resignation from the Company, such resignation to be effective February 1, 2012.
Mr. Byers, 57, rejoined the Company in September 2011 as Senior Director of Engineering Services. In his new role as Vice President of Refining - Krotz Springs, he will have responsibility for operations at the Krotz Springs refinery. Mr. Byers has been employed in the refining industry for over 35 years, most recently with Sinclair Oil Corporation as Operations Manager of Sinclair's Wyoming refinery from 2008 to 2011. Prior to this, Mr. Byers served as Engineering & Project Development Director at the Krotz Springs refinery under the Company's ownership in 2008 and Valero Energy Corporation's ownership from 2001 to 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALON REFINING KROTZ SPRINGS, INC.
Date:	January 17, 2012	By:	/s/ Sarah Braley Campbell
Sarah Braley Campbell
Secretary